UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2021

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAI PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Offering of Additional Notes

On September 24, 2021, Fortress Transportation and Infrastructure Investors LLC (the “Company”) closed its previously announced private offering of additional 5.50% senior notes due 2028 (the “Additional Notes”). $500.0 million aggregate principal amount of Additional Notes were issued in the offering, at an issue price equal to 100.500% of principal, plus accrued interest from and including April 12, 2021. The Additional Notes were issued pursuant to the indenture, dated as of April 12, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 24, 2021 (the “First Supplemental Indenture”; the Base Indenture as so supplemented, the “Indenture”).  The Company is filing the First Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The original 5.50% senior notes due 2028 were issued in an aggregate principal amount of $500.0 million on April 12, 2021 (the “Original Notes”, together with the Additional Notes, the “Notes”). After giving effect to the issuance of the Additional Notes, there are $1.0 billion of Notes outstanding as of the date hereof.  The Additional Notes and the Original Notes have identical terms, other than with respect to the date of issuance and the issue price, and will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. For a description of the terms of the Indenture and the Notes, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2021, with respect to the Base Indenture and the Original Notes.

The foregoing description of the Indenture contained herein and therein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Base Indenture, as supplemented by the First Supplemental Indenture.

The Additional Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On September 24, 2021, the Company used the net proceeds from the offering to repay in full all of the amounts that remained outstanding under the senior unsecured bridge term loans (the “Bridge Loans”) under the Bridge Loan Agreement (as defined below) that were obtained to finance and pay certain fees and expenses related to the Company’s purchase on July 28, 2021 of 100% of the equity interests in Transtar, LLC, which was a wholly-owned short-line railroad subsidiary of United States Steel Corporation. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, including the funding of future acquisitions and investments, including aviation investments.

Item 1.02          Termination of a Material Definitive Agreement.

As described above, on September 24, 2021, the Company used a portion of the net proceeds from the offering of the Additional Notes to repay in full all of the amounts that remained outstanding under that certain Credit Agreement, dated as of July 28, 2021, among the Company, as borrower, the guarantors from time to time party thereto, the several lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Bridge Loan Agreement”). As of September 22, 2021, an aggregate principal amount of $358.3 million of Bridge Loans remained outstanding, not including accrued interest.  The Company did not incur any early termination penalties in connection with the repayment of the Bridge Loans.

Certain affiliates of the lenders under the Bridge Loans have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services to the Company and to persons and entities with relationships with the Company, including acting as the initial purchasers in the offering of Additional Notes described under Item 1.01.

The Bridge Loans bore interest at an adjusted eurodollar rate, subject to a ‘‘floor’’ of 0.50% per annum, plus a margin of 5.50% per annum, which would have increased to 6.00%, 6.50% and 7.00% per annum, respectively, if the Bridge Loans remained outstanding on October 27, 2021, January 27, 2022 and April 27, 2022, respectively. However, in the event of certain failures by the Company, the Bridge Loans would have borne interest at a fixed rate per annum equal to 7.00% or 8.00%, depending on certain conditions.

Any Bridge Loans not repaid in full on or prior to July 27, 2022 would automatically have been converted into senior term loans that would have been scheduled to mature on July 28, 2029.  Upon repayment of the Bridge Loans on September 24, 2021, the Bridge Loan Agreement terminated.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of September 24, 2021, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering.  Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company.  You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us.  The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A.  “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as updated by annual, quarterly and other reports the Company files with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Joseph P. Adams, Jr.
Name:	Joseph P. Adams, Jr.
Title:	Chief Executive Officer

Date:          September 24, 2021